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                                                                   EXHIBIT 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 21, 1997 in Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of CN Biosciences, Inc. for the registration of 1,150,000 shares of its common stock.


     Our audits also included Schedule II -- Valuation and Qualifying Accounts of CN Biosciences, Inc. for each of the three years in the period ended December 31, 1996 listed in Item 16(b). This schedule is the responsibility of CN Biosciences, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

San Diego, California

March 28, 1997